Exhibit 23.2



                       ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
US Order, Inc.:

We consent to the use of our report incorporated by reference in the registration statement on Form S-8 for the US Order, Inc. 1996 Employee Stock Purchase Plan, which report is included in the Company's 1995 annual report on Form 10-K.



                                           /s/ KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP


Washington D.C.
June 27, 1996